Exhibit 4.4

JOHN B. SANFILIPPO & SONS, INC.

LIMITED WAIVER
and
FIRST AMENDMENT

Dated as of February 6, 2006

to

Note Purchase Agreement
Dated as of December 16, 2004

Re: $65,000,000 4.67% Senior Notes
Due December 1, 2014

LIMITED WAIVER
and
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
     This Limited Waiver and First Amendment, dated as of February 6, 2006 (this “Amendment”), to the Note Purchase Agreement, dated as of December 16, 2004, is between John B. Sanfilippo & Son, Inc., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this Amendment (collectively, the “Noteholders”).
Recitals:
     A. The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement, dated as of December 16, 2004 (the “Note Agreement”). The Company has heretofore issued the $65,000,000 4.67% Senior Notes Due December 1, 2014 (the “Notes”) pursuant to the Note Agreement.
     B. The Company has advised the Noteholders that an Event of Default has occurred and is continuing under Section 11(c) of the Note Agreement as a result of the default by the Company in the compliance with the provisions of Section 10.1(b) of the Note Agreement as of the end of the Fiscal Quarter ended December 29, 2005 (the “Existing Default”). The Company has requested that the Noteholders waive the Existing Default as of December 29, 2005.
     C. Subject to the terms and conditions hereof, and effective as provided herein, the Noteholders are willing to waive the Existing Default provided that the Company agrees to certain amendments to the Note Agreement as provided herein.
     D. The Company and the Noteholders desire to amend the Note Agreement as provided herein.
     E. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
SECTION 1. AMENDMENTS.
     1.1. The following new Section 8.7 is added to the Note Agreement:
     “Section 8.7. Excess Leverage Fee. In addition to interest accruing on the Notes, the Company hereby agrees to pay to the holder of each Note a fee (the “Excess Leverage Fee”) at the rate of 1.00% per annum on the outstanding principal balance of the Notes during any Fiscal Quarter ending after December 29, 2005 if the Leverage Ratio as of the end of such Fiscal Quarter is in excess of 3.50 to 1.00. The Excess Leverage Fee with respect to each Note for any Fiscal Quarter shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears on the next date after the end of such Fiscal Quarter on which interest is payable on the Notes. The payment of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If an Excess Leverage Fee is due for any Fiscal Quarter, the Company will notify the holders of that fact as soon as reasonably possible and in any event no later than 5 Business Days prior to the interest payment date on which the payment of such Excess Leverage Fee is due.”
     1.2. Section 10.1 of the Note Agreement is amended to add the following new subsections (d) and (e) thereto, such subsections to read as follows:
     “(d) Minimum EBITDA. The Company will not permit EBITDA for the period of the four consecutive Fiscal Quarters ending with any Fiscal Quarter ending after December 29, 2005 to be less than $30,000,000.
     (e) Minimum Working Capital. The Company will not permit Working Capital at the end of any month ending after December 29, 2005 to be less than $50,000,000.”
     1.3. The following is added to the end of Section 10.5(j) of the Note Agreement:
“Notwithstanding the foregoing, in no event shall the Company create, incur, assume or permit to exist, or permit any of its Subsidiaries to create, incur, assume or permit to exist, any Lien securing any Debt under the Credit Agreement or any other working capital credit facility unless the Notes are secured on a pari passu basis by Liens in all property securing such Debt pursuant to documentation in form and substance satisfactory to the Required Holders in their sole discretion, provided that the holders of the Notes and the holders of such Debt shall have entered into an Intercreditor and Collateral Agency Agreement, in form and substance satisfactory to the Required Holders in their sole discretion, and such Intercreditor and Collateral Agency Agreement shall be in full force and effect.”
     1.4. The following new Section 10.9 is added to the Note Agreement:
     “Section 10.9. Most Favored Lender Status.The Company will not, and will not permit any Subsidiary to, enter into, assume or otherwise become bound or obligated under the Credit Agreement or any agreement evidencing, securing, guaranteeing or otherwise relating to Debt under the Credit Agreement or any other working capital credit facility that contains, or amend the Credit Agreement or any such agreement to contain, one or more Additional Covenants or Additional Defaults, unless the Company or such Subsidiary has offered to make an amendment this Agreement, in form and substance satisfactory to the Required Holders, to add to or amend this Agreement to contain such Additional Covenants or Additional Defaults; provided, however, in the event that the Company or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under, or so amends, the Credit Agreement or any such agreement without making such offer, or if such offer was made and has not been rejected by the Required Holders, this Agreement shall, without any further action on the part of the Company, or any of the holders, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Company further covenants to, and to cause each of its Subsidiaries to, promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendments of this Agreement to include such Additional Covenants and Additional Defaults; provided that the execution and delivery of such amendments shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.9, but shall merely be for the convenience of the parties hereto.”
     1.5. Section 11(b) of the Note Agreement is amended and restated in its entirety to read as follows:
“(b) the Company defaults in the payment of any interest or Excess Leverage Fee with respect to any Note for more than five Business Days after the same becomes due and payable; or”
     1.6. The following shall be added as new definitions to Schedule B to the Note Agreement in proper alphabetical order:
     “Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Section 9 or 10 of this Agreement, or related definitions in Schedule B to this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to any holder of any Debt under the Credit Agreement or any other working capital facility (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenants in Section 9 or 10 of this Agreement or related definitions in Schedule B to this Agreement.
     “Additional Default” shall mean any provision for the benefit of any holder of any Debt under the Credit Agreement or any other working capital facility to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires any Company or any Subsidiary to purchase such Debt prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B to this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth therein or is more beneficial to any holder of any Debt under the Credit Agreement or any other working capital facility (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of this Agreement or related definitions in Schedule B to this Agreement.
     “Credit Agreement” means the Credit Agreement, dated as of March 31, 1998, by and among the Company, Sunshine Nut Co., Inc., now merged into the Company, JBS International, Inc., now merged into the Company, Quantz Acquisition Co., Inc., now dissolved, the financial institutions listed on the signature pages thereof and U.S. Bank National Association, as agent, as successor to U.S. Bankcorp Ag Credit, Inc., as amended from time to time.
     “Excess Leverage Fee” is defined in Section 8.7.
     “Working Capital” shall mean as of any particular date, the Company’s combined current assets, less the Company’s combined current liabilities (including without limitation, the aggregate amount of all Debt outstanding under the Credit Agreement) determined in accordance with GAAP, adjusted by deducting: (i) all values attributable to general intangibles, as determined in accordance with GAAP; and by deducting (ii) accounts due from Affiliates with no further adjustment required for accounts due from Affiliates already eliminated in combination except accounts due from Affiliates which the Company could legally collect by setoff against accounts due to Affiliates, and treating as equity any and all liabilities which are expressly subordinated on terms satisfactory to the Required Holders.
SECTION 2. LIMITED WAIVER.
     Subject to the terms and conditions set forth herein, in reliance upon the representations and warranties of the Company set forth herein, and effective on (and subject to the occurrence of) the Effective Date (as defined in Section 4 below), the Noteholders hereby waive the Existing Default as of December 29, 2005. The foregoing waiver shall be limited precisely as written and shall relate solely to the Note Agreement in the manner and to the extent described herein, and nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by the Company with respect to or any modification of (i) paragraph 10.1(b) of the Note Agreement as of the end of any other Fiscal Quarter or in any other instance or respect or (ii) any other term, provision or condition of the Note Agreement, (b) constitute a waiver of any Default or Event of Default other than the Existing Default, or (c) prejudice any right or remedy that the any holder of Notes may now have (after giving effect to the foregoing waiver) or may have in the future under or in connection with the Note Agreement or any Note.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; ACKNOWLEDGMENT.
     3.1. Representations. To induce the Noteholders to execute and deliver this Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this Amendment), that:
     (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (b) the Note Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (c) the execution, delivery and performance by the Company of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);
     (d) as of the date hereof, and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing; and
     (e) Except for the $25,000 fee set forth in the waiver under the Credit Agreement referred to in Section 4(b) below hereof, and except for the reimbursement of out-of-pocket expenses, the Company has not paid or agreed to pay, and will not pay or agree to pay, any fee or other consideration for or with respect to such waiver to the Credit Agreement.
     3.2. Acknowledgment. The Company acknowledges that because of the Existing Default the Noteholders are entitled to accelerate the maturity of the Notes and to receive payment of the entire outstanding principal amount thereof, together with accrued interest thereon and Make-Whole Amount, if any, with respect thereto.

SECTION 4. CONDITIONS TO EFFECTIVENESS OF LIMITED WAIVER.
     The limited waiver in Section 2 of this Amendment shall not become effective until, and shall become effective, as of December 29, 2005, only when, each and every one of the following conditions shall have been satisfied (the date upon which such conditions are satisfied is called the “Effective Date”):
     (a) Counterparts of this Amendment, duly executed by the Company and the holders of at least a majority of the outstanding principal of the Notes, shall have been delivered to the Noteholders;
     (b) The Noteholders shall have received an original counterpart or, if satisfactory to the Noteholders, certified or other copies of a waiver of any default under Section 9.6(b) or (d) of the Credit Agreement and any default under the Credit Agreement as a result of the Existing Covenant Default, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to the Noteholders and, on the Effective Date, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof;
     (c) The holders shall have received payment of the Waiver Fee described in Section 5 hereof; and
     (d) the representations and warranties of the Company set forth in Section 1 hereof are true and correct on and as of the Effective Date.
SECTION 5. WAIVER FEE.
     In consideration of the execution and delivery of this letter by the Noteholders, the Company hereby agrees to pay to the holders, pro rata in proportion to the outstanding principal amount of the Notes held by each holder, a waiver fee (the “Waiver Fee”) in an aggregate amount for all holders equal to $25,000.00.
SECTION 6. MISCELLANEOUS.
     6.1. Reference to and Effect on Note Agreement; No Course of Dealing. Upon the effectiveness of the amendments in Section 1 hereof and the waiver in Section 2 hereof, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Amendment. Except as specifically set forth in Sections 1 and 2 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The Company acknowledges and agrees that no holder is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional amendments or waivers of any type, whether under the same or different circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments and wavier herein.
     6.2. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay,

promptly after request by any Noteholder, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the Noteholders in connection with this Amendment or the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Company under this Section 6.2 shall survive transfer by any Noteholder of any Note and payment of any Note.
     6.3. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
     6.4. Counterparts; Section Titles. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature page follows]

JOHN B. SANFILIPPO & SON, INC.

		By:	Michael J. Valentine

			Its:	CFO

Accepted and Agreed to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:

Vice President

PRUCO LIFE INSURANCE COMPANY

By:

Vice President

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:	Prudential Investment Management, Inc, as investment manager

By:

Vice President

8

JOHN B. SANFILIPPO& SON, INC.

By:

Its:

Accepted and Agreed to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ G. A. Coletta

Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ G. A. Coletta

Vice President

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:	Prudential Investment Management, Inc. as investment manager

By:	/s/ G. A. Coletta

Vice President

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST

By:	Prudential Investment Management, Inc, as investment manager

By:	/s/ G. A. Coletta

Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ G. A. Coletta

Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ G. A. Coletta

Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ G. A. Coletta

Vice President

GREAT-WEST LIFE ANNUITY& INSURANCE COMPANY

By:

Title:

By:

Title:

THE GREAT-WEST LIFE ASSURANCE COMPANY

By:

Title:

By:

Title:

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:

Title:

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:

Vice President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eva Hampton

Eve Hampton
	Title:	Vice President, Investments

By:	/s/ J. G. Lowery

J. G. Lowery
	Title:	Ass’t. Vice President, Investments

THE GREAT-WEST LIFE ASSURANCE COMPANY

By:

Title:

By:

Title:

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:

Title:

3

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:

Vice President

GREAT-WEST LIFE ANNUITY & INSURANCE COMPANY

By:

Title:

By:

Title:

THE GREAT-WEST LIFE ASSURANCE COMPANY

By:	/s/ B.R. Allison

	Title:	B.R. Allison, Senior Vice-President Bond Investments

By:	/s/ D.B.E. Ayers

	Title:	D.B.E. Ayers, Manager Bond Investments

3

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:

Vice President

GREAT-WEST LIFE ANNUITY & INSURANCE COMPANY

By:

Title:

By:

Title:

THE GREAT-WEST LIFE ASSURANCE COMPANY

By:

Title:

By:

Title:

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Curtis R. Caldwell

	Title:	Vice President

3

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
By:	/s/ Rich Millard
Title: Asst. Vice President